EMPLOYMENT AGREEMENT

          AGREEMENT, dated as of April 1, 2002, between Vital Living, Inc., a Nevada corporation (the "Company"), and Marie Hughes (the "Executive").

                                  Recitals

      WHEREAS, Company is currently seeking working capital financing in excess of $5,000,000 (the "Financing").

     WHEREAS, Company, upon securing a minimum of $2,900,000 of the Financing, or other financing acceptable to Company (such date shall be the "Effective Date"), the Company wishes to secure the services of the Executive, on and subject to the terms and conditions set forth in this Agreement, and the Executive is willing to provide such services on and subject to the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the above recitals and the mutual promises and conditions in this Agreement, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Term of Services. The Executive's "term of employment", as this phrase is used throughout this Agreement, shall be for the period beginning on the first business day following Effective Date and ending on the third anniversary thereof, subject, however, to earlier termination as expressly provided herein.

2. Employment. The Company shall, during the term of employment, employ the Executive, and the Executive shall serve as, Vice President of Sales of the Company, the Executive shall have such other functions, duties, powers and responsibilities as the Board of Directors shall designate from time to time which are normally associated with the position of Vice President of Sales of business reasonably comparable to Company. During the period of her employment hereunder, Executive shall devote such time as may be necessary to perform her duties hereunder. The Executive agrees, subject to her election as such and without additional compensation, to serve as a member of any committee of the Board of Directors of the Company to which she may be elected or appointed from time to time. During the term hereof, Executive shall not vary the terms of her employment with the Company, without the specific written authorization from the Board of Directors.

3. Place of Employment. The Executive's principal place of employment shall be 2800 South Rural Rd., Tempe, Arizona, and may change from time to time, subject to such reasonable travel as the rendering of the services hereunder may require. Company acknowledges and agrees that Executive

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   shall  remain  a resident of Los Angeles, California during  the  term  of employment but shall be required to reasonably provide a substantial portion of the majority of Executive's services required hereunder in the metropolitan Phoenix, Arizona area.

4. Compensation; Other Agreements.

   4.1Base Salary. Upon successful closing of the Financing, as determined by the Company's Board of Directors, the Company shall pay or cause to be paid to the Executive, during the first year of the term of employment, a base salary of $50,000 per annum (the "Base Salary") paid monthly in equal installments on the 15th and 30th of each month, with the last installments prorated from the Effective Date.

       Executive's Base Salary shall increase to $60,000 on the first anniversary of the Effective Date and continue for the term of this Agreement.

   4.2Reimbursement.   The Company shall pay or reimburse the  Executive  for
       all  reasonable  and  necessary  expenses  incurred  or  paid  by  the
       Executive in the performance of her services hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may customarily require of its executives.

   4.3 Vacation Policy. The Executive shall be entitled to paid vacation in accordance with the vacation policy of the Company; provided, however, that the Executive shall be entitled to at least two weeks paid vacation during each year of the term of employment.

5. Non Competition During and After Term of Employment. During the employment term, and for a period of two (2) years from the last date of employment, Executive shall not, directly or indirectly, whether as a partner, employee, creditor, shareholder, or otherwise, promote, participate, or engage in any activity or other business directly competitive with the Company's business, except with express permission of the Board of Directors. In addition, Executive, shall not take any action without the Company's prior written consent to establish, form, or become employed by a competing business on termination of employment by the Company for a period of two (2) years, Executive's failure to comply with the provisions of the preceding sentence shall give the Company the right (in addition to all other remedies the Company may have) to terminate any benefits or compensation to which Executive may be otherwise entitled following termination of this Agreement.

6. Termination by the Company. The Company may terminate this Agreement for cause if any one or more of the following shall occur:

   6.1The Executive shall die during the term of employment; provided, however, that the Executive's beneficiaries shall be entitled to receive her Base Salary through the last day of the month in which her death occurs.

   6.2The  Executive  shall become physically or mentally  disabled  so  that she  is unable to perform her services for (i) a period of sixty  (60)

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       consecutive days, or (ii) for shorter periods aggregating  sixty  (60)
       days during any twelve-month period. Notwithstanding such disability the Company shall continue to pay the Executive her Base Salary through the date of such termination. For purposes of this Section 6.2, "physically or mentally disabled" shall mean the physical or mental inability of Executive to perform all or substantially all of her regular duties for the Company and effectively participate in the business affairs of the Company. If the Executive, or her personal representative, and the Company cannot agree on whether the Executive is physically or mentally disabled for purposes of this Section 6.2, the Executive, or her personal representative, and the Company shall each designate a medically qualified arbitrator and the two (2) arbitrators so selected shall make this determination prior to any termination of this Agreement. If the two (2) arbitrators cannot agree on the determination of disability within thirty (30) days of
       their   appointment,  they  shall  select  an  independent   medically
       qualified arbitrator who shall unilaterally make such determination prior to any termination of this Agreement. All arbitrators shall be entitled to receive and rely on any medical or other advice which they shall deem necessary and required to enable them to make their determination and their decision shall be final and binding on the Executive and her heirs, successors and assigns. The Executive and the Company shall each pay the expenses for the arbitrator they select and shall equally share the expenses of the third arbitrator, if any.

   6.3The  Executive  acts in a manner that provides Cause  for  termination.
       For the purposes of this Agreement, the term "Cause" means (i) the conviction of the Executive of any felony involving moral turpitude, or (ii) any act of fraud, theft or embezzlement by the Executive involving assets of the Company.

7. Termination by the Executive. The Executive may terminate this Agreement on sixty (60) days written notice to the Company.

8. Severance. If the Company terminates this Agreement without Cause, then: the Company shall pay the Executive a lump sum cash payment (the "Severance Payment") equal to twelve (12) months Base Salary, payable on the date of termination of this Agreement. If the Executive terminates this Agreement, the Company shall pay the Executive through the last day of employment, plus any accrued vacation or sick time.

9. Benefits. During the term of employment the Executive shall be eligible to participate in any 401(K), pension, group insurance, hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that she is eligible under the general provisions hereof.

   9 (a)    The  Company will pay the entire monthly health premium  for  the executive, which will include coverage for her immediate family (wife and children). The Executive will be responsible for any co-pays or deductibles.

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10.Notices.    All  notices,  requests,  consents  and  other  communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by reputable overnight courier, prepaid, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designated by notice in writing to the other in accordance herewith):

          (i)  If to the Company:

                    Vital Living, Inc
                    2800 South Rural Rd.
                    Tempe, AZ 85282

        (ii) If to the Executive, to the address set forth on the records of the Company. With a copy to:

                    Barry Kurtz, Esq.
                    Barry Kurtz, A Professional Corporation
                    16000 Ventura Boulevard, Suite 1000
                    Encino, California 91436-2730

11.Nonsolicitation.  During the term of this Agreement and for  a  period  of three (3) years after its termination, Executive will not (a) directly or indirectly recruit, solicit or otherwise influence any member of the
   Company, or any distributor of the Company to discontinue any relationship with the Company; (b) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six months prior to the date Executive or the Competitive Business employs or seeks to employ such person) a distributor for the Company; or
   (c) interfere with, or disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any customer, employee, distributor or agent of the Company.

12.Non-Disclosure  of  Information.   The  Executive  acknowledges  that  the
   databases of the Company (collectively, the "Proprietary Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Executive hereunder. In light of the highly competitive nature of the industry in which the Company's business is, the Executive agrees that all
   Proprietary Information, heretofore or in the future obtained by the Executive as a result of the Executive's association with the Company, shall be considered confidential.

   In recognition of this fact, the Executive agrees that the Executive will never use or disclose any of such Proprietary Information for the Executive's own purposes or for the benefit of any person or other entity or organization (except the Company) under any circumstances unless such Proprietary Information has been publicly disclosed generally or, unless upon written advice of legal counsel reasonably satisfactory to the

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   Company,  the  Executive is legally required to disclose such  Proprietary
   Information.

13.General.

   13.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona applicable to agreements made and to be performed entirely in Arizona.

   13.2      Captions.   The  section  headings  contained  herein  are   for
       reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

   13.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

   13.4 Representations. The Company represents and warrants to the Executive that this Agreement is legal, valid and binding on the Company, enforceable in accordance with its terms. No representation, promise or inducement has been made by either party that is not expressly stated in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

   13.5 Assignment. This Agreement and the Executive's rights and obligations hereunder may not be assigned by the Executive. This Agreement will be binding on any successors or assigns of the Company.

   13.6 Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other terms or covenant contained in this Agreement.

   13.7 Beneficiaries. Whenever this Agreement provides for any payment to the Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate in writing filed with the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

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   13.8     Validity;  No Mitigation.  The invalidity or unenforceability  of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In the event of the termination of this Agreement by the Executive pursuant to Section 6, the Executive shall not be required to seek other employment in order to mitigate her damages hereunder, and, regardless of the period with respect to
       which   paid,  no  compensation  or  other  payments  from  any  other employment, services or activity of the Executive shall be applied by the Company in reduction of or be payable or paid by the Company pursuant to this Agreement.

   13.9     Counterparts.   This Agreement may be executed  in  one  or  more
       counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

   13.10 Resolution of Disputes. Any dispute or controversy arising with respect to this Agreement may be referred by either party to JAMS/ENDISPUTE for resolution in JAMS/ENDISPUTE. Any such proceedings shall take place in Arizona before an arbitrator appointed in accordance with the procedures of JAMS/ENDISPUTE. The resolution of any such dispute or controversy by such arbitrator shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the Arizona state courts for this purpose. The prevailing party shall be entitled to recover the costs of arbitration (including reasonable attorneys' fees and the fees of experts) from the losing party. If at the time any dispute or controversy arises with respect to this Agreement, JAMS/ ENDISPUTE is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS/ENDISPUTE for the purposes of the foregoing provisions of this section.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

COMPANY
Vital Living, Inc., a Nevada corporation


By:/s/ Brad Edson
       Brad Edson, CEO


EXECUTIVE


/s/ Marie Hughes
Marie Hughes